EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS SOLID FISCAL 2021 THIRD-QUARTER RESULTS

Strong Written Orders Drive Record Backlog
Quarterly Dividend Increased

MONROE, Mich., February 16, 2021--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today reported strong operating results for the fiscal 2021 third quarter ended January 23, 2021.

Fiscal 2021 third quarter versus Fiscal 2020 third quarter:

•Consolidated sales decreased 1.2% to $470.2 million
•Written same-store sales for the entire La-Z-Boy Furniture Galleries® network increased 6.3%, with strong acceleration in January
•Consolidated operating margin:
◦GAAP: 7.3% versus 11.0%
◦Non-GAAP(1): 9.5% versus 9.4%
▪Wholesale(2): 10.2% versus 11.1%
▪Retail: 8.9% versus 9.8%
•Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):
◦GAAP: $0.62 versus $0.74
◦Non-GAAP(1): $0.74 versus $0.72
•Strong cash generation, with fiscal year-to-date cash from operating activities of $250 million
•Cash(3) more than doubled to $393 million at quarter end
•The company returned $7.4 million to shareholders through share repurchases and dividends during the quarter

Kurt L. Darrow, Chairman, President and Chief Executive Officer of La-Z-Boy, said, "Robust written trends continue across all La-Z-Boy Incorporated businesses as consumer demand for home furnishings remains unabated. However, delivered sales declined slightly versus last year's record third quarter due to greater-than-anticipated impacts from COVID-19 across our supply chain. We continue to add additional capacity to service our unprecedented order rate, with our supply chain team actively ramping production as quickly as possible to service customers while prioritizing the health and safety of employees. Even with these short-term challenges, we delivered a strong consolidated operating margin, including another profitable quarter for Joybird. We also continued to generate strong cash from operations and declared an increased dividend of $0.15 per share. We are well positioned to deliver continued solid financial results."

Consolidated sales in the third quarter of fiscal 2021 decreased 1.2% to $470.2 million versus the fiscal 2020 record third quarter, affected by temporary supply chain impacts from COVID-19. Consolidated

GAAP operating margin was 7.3% versus 11.0% in the prior-year quarter. Consolidated non-GAAP(1) operating margin improved to 9.5% versus 9.4% in last year’s third quarter, primarily driven by strong performance by Joybird.

For the entire La-Z-Boy Furniture Galleries® network, written same-store sales increased 6.3% for the fiscal 2021 third quarter compared with the fiscal 2020 third quarter. Stripping out Canadian stores that were closed at various points during the quarter due to COVID-19 restrictions, written same-store sales increased 8.2% for the network. Strong momentum in January brought fiscal 2021 year-to-date written same-store sales for the network to 18% versus the prior-year period.

For the fiscal 2021 third quarter, delivered sales in the company’s Wholesale(2) segment decreased 3.9% to $350.7 million compared with the prior-year quarter. While significant demand has led to a record-level backlog, COVID-19-related issues, including plant absenteeism and shipping delays, hampered the company's ability to increase production and delivery at planned rates and also impacted product mix. Non-GAAP(1) operating margin for the Wholesale(2) segment was 10.2% versus 11.1% for the prior-year period, primarily reflecting COVID-19-related impacts on our supply chain and increased costs to expand manufacturing capacity, partially offset by lower promotional activity in the strong demand environment.

Retail segment delivered sales decreased 0.9% to $166.0 million in the third quarter of fiscal 2021, reflecting COVID-19-related product delays. Written same-store sales for the company-owned La-Z-Boy Furniture Galleries® stores increased 9.1% in the quarter, with strong momentum in January, reflecting positive trends across all sales metrics, including traffic, conversion and average ticket. Non-GAAP(1) operating margin for the Retail segment was 8.9% versus 9.8% in last year’s third quarter, primarily related to lower delivered sales relative to fixed costs and higher selling expenses driven by commissions paid on increased written sales, partially offset by decreased spending for marketing given robust demand and decreased travel expenses.

Within Corporate & Other, Joybird sales increased 30% to $28.6 million. Written sales increased 79% compared with the prior-year quarter, reflecting ongoing strong order trends and the strength of the brand in the online marketplace. Joybird again delivered profitable growth, improving its gross margin and investing in marketing to drive customer acquisition.

GAAP diluted EPS was $0.62 for the fiscal 2021 third quarter versus $0.74 in the prior-year quarter. Non-GAAP(1) diluted EPS was $0.74 versus $0.72 in last year’s third quarter.

Balance Sheet and Cash Flow

Year to date, the company generated $250 million in cash from operating activities, reflecting strong profit performance and a $122 million increase in customer deposits from written orders for the company's Retail segment and Joybird. La-Z-Boy ended the period with $393 million in cash(3), compared with $168 million in cash(3) at the end of the fiscal 2020 third quarter. The company holds $31 million in investments to enhance returns on cash versus $30 million at the end of last year's period. Year to date, the company invested $8 million in acquisitions, $27 million in the business through capital expenditures, paid $10 million in dividends and spent $0.9 million purchasing approximately 22 thousand shares of stock in the open market under its existing authorized share repurchase program, leaving 4.5 million shares available for repurchase under the program as of January 23, 2021.

Dividend

On February 16, 2021, the Board of Directors declared a quarterly cash dividend on the company's common stock of $0.15 per share, an increase of 7%. The dividend is payable on March 15, 2021 to shareholders of record as of March 4, 2021.

Business Outlook

Due to the unusual business trends driven by the pandemic, La-Z-Boy is updating the perspective previously provided for the fiscal 2021 fourth quarter. The company does not intend to provide this level of forward-looking perspective regularly.

Given the continued temporary impacts of COVID-19 on the company’s manufacturing facilities and broader supply chain, and comparing with a prior-year base period which included the month-long pandemic shutdown, La-Z-Boy now expects fiscal 2021 fourth-quarter consolidated sales growth of 34% to 39% versus the prior-year quarter, and consolidated non-GAAP operating margin at the lower end of the 9% to 11% range.

(1)Non-GAAP amounts for the third quarter of fiscal 2021 exclude:
•purchase accounting charges related to acquisitions totaling $10.4 million pre-tax, or $0.20 per diluted share, primarily due to a write-up of the Joybird contingent consideration liability based on forecasted future performance, with $10.3 million included in operating income and $0.1 million included in interest expense
•income of $5.2 million pre-tax, or $0.08 per diluted share, related to the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") recorded in other income related to the impact of employee retention credits

Non-GAAP amounts for the third quarter of fiscal 2020 exclude:
•purchase accounting charges of $1.4 million pre-tax, or $0.02 per diluted share, with $1.3 million included in operating income and $0.1 million included in interest expense
•a charge of $6.0 million pre-tax, or $0.10 per diluted share, related to an impairment for one investment
•income of $8.7 million pre-tax, or $0.14 per diluted share, related to the company's supply chain optimization initiative, including the closure of the company's Redlands, California upholstery manufacturing facility and relocation of its Newton, Mississippi leather cut-and-sew operations

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Wholesale segment: Effective in the first quarter of fiscal 2021, in order to better align with the manner in which we view and manage the business, coupled with economic and customer channel similarities, the company revised its reportable operating segments by aggregating the former Upholstery segment with the former Casegoods segment to form the newly combined Wholesale segment. The change in reportable operating segments reflects how the company evaluates financial information used to make operating decisions. Prior-period results disclosed in this earnings release with respect to the Wholesale segment have been revised to reflect these changes.

(3)Cash includes cash, cash equivalents and restricted cash.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, February 17, 2021, at 8:30 a.m. Eastern time. The toll-free dial-in number is 888.506.0062; international callers may use 973.528.0011. Enter code 591426.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 39826. The webcast replay will be available for one year.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business, and industry and the effect of the novel coronavirus (“COVID-19”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2020 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 158 of the 351 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 351 stand-alone La-Z-Boy Furniture Galleries® stores and 563 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, which may exclude, as applicable, business realignment charges, purchase accounting charges, charges for our supply chain optimization initiative, benefits from the CARES Act, and refunds related to terminating the company's defined benefit pension plan. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our COVID-19 Action Plan. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. The charges for our supply chain optimization initiative may include severance costs, accelerated depreciation expense, costs to relocate equipment and inventory, as well as other costs related to the closure, relocation and sale of certain manufacturing operations. The benefits from the CARES Act include the impact of employee retention credits. In addition, the “Business Outlook” section of this press release references the Non-GAAP financial measure of “Non-GAAP operating margin” for a future period. Non-GAAP operating margin may exclude items such as pre-tax purchase accounting charges and pre-tax business realignment charges. These and other not presently determinable items could have a material impact on the determination of operating margin on a GAAP basis and as not available at this time without unreasonable efforts, we have not provided a reference to GAAP operating margin or a reconciliation to non-GAAP operating margin for future periods in this press release. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and the charges related to the company’s supply chain optimization initiative are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management also excludes benefits from the CARES Act and refunds related to the termination of the company's defined benefit pension plan when assessing the company's operating and financial performance due to the one-time nature of these transactions. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented, except for the non-tax deductible adjustment to the fair value of contingent consideration which reflects the associated GAAP tax impact in the period presented.

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LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/23/21	1/25/20	1/23/21	1/25/20
Sales	$470,196	$475,856	$1,214,774	$1,336,701
Cost of sales	268,944	276,218	696,604	786,962
Gross profit	201,252	199,638	518,170	549,739
Selling, general and administrative expense	166,838	147,325	431,492	444,403
Operating income	34,414	52,313	86,678	105,336
Interest expense	(298)	(265)	(1,103)	(891)
Interest income	285	844	902	2,093
Other income (expense), net	6,532	(5,998)	7,995	(5,390)
Income before income taxes	40,933	46,894	94,472	101,148
Income tax expense	11,344	12,178	24,900	25,540
Net income	29,589	34,716	69,572	75,608
Net income attributable to noncontrolling interests	(357)	(204)	(607)	(434)
Net income attributable to La-Z-Boy Incorporated	$29,232	$34,512	$68,965	$75,174

Basic weighted average common shares	46,261	46,262	46,064	46,545
Basic net income attributable to La-Z-Boy Incorporated per share	$0.63	$0.75	$1.50	$1.61

Diluted weighted average common shares	46,818	46,584	46,407	46,867
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.62	$0.74	$1.49	$1.60

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	1/23/21	4/25/20
Current assets
Cash and equivalents	$390,324	$261,553
Restricted cash	2,703	1,975
Receivables, net of allowance of $5,000 at 1/23/21 and $7,541 at 4/25/20	129,256	99,351
Inventories, net	212,114	181,643
Other current assets	153,800	81,804
Total current assets	888,197	626,326
Property, plant and equipment, net	213,088	214,767
Goodwill	175,560	161,017
Other intangible assets, net	30,597	28,653
Deferred income taxes – long-term	15,635	20,839
Right of use lease assets	337,337	318,647
Other long-term assets, net	79,758	64,640
Total assets	$1,740,172	$1,434,889

Current liabilities
Accounts payable	$96,388	$55,511
Short-term borrowings	—	75,000
Lease liabilities, current	66,416	64,376
Accrued expenses and other current liabilities	388,043	155,282
Total current liabilities	550,847	350,169
Lease liabilities, long-term	289,406	270,162
Other long-term liabilities	111,901	98,252
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 46,316 outstanding at 1/23/21 and 45,857 outstanding at 4/25/20	46,316	45,857
Capital in excess of par value	333,975	318,215
Retained earnings	401,117	343,633
Accumulated other comprehensive loss	(1,982)	(6,952)
Total La-Z-Boy Incorporated shareholders' equity	779,426	700,753
Noncontrolling interests	8,592	15,553
Total equity	788,018	716,306
Total liabilities and equity	$1,740,172	$1,434,889

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/23/21	1/25/20
Cash flows from operating activities
Net income	$69,572	$75,608
Adjustments to reconcile net income to cash provided by (used for) operating activities
(Gain)/loss on disposal of assets	133	(10,051)
Gain on sale of investments	(438)	(468)
Change in deferred taxes	5,189	1,238
Provision for doubtful accounts	(2,483)	210
Depreciation and amortization	24,620	23,035
Equity-based compensation expense	9,115	7,235
Change in receivables	(28,720)	(11,178)
Change in inventories	(26,419)	(62)
Change in right-of use lease asset	48,864	48,972
Change in other assets	(1,193)	5,116
Change in payables	42,354	659
Change in lease liabilities	(48,963)	(48,534)
Change in other liabilities	158,200	27,979
Net cash provided by operating activities	249,831	119,759

Cash flows from investing activities
Proceeds from disposals of assets	252	11,242
Proceeds from insurance	—	1,080
Capital expenditures	(26,722)	(35,464)
Purchases of investments	(27,744)	(26,248)
Proceeds from sales of investments	26,317	24,688
Acquisitions	(7,783)	(6,412)
Net cash used for investing activities	(35,680)	(31,114)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(75,020)	(135)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	6,259	828
Purchases of common stock	(875)	(35,346)
Dividends paid to shareholders	(9,700)	(18,641)
Dividends paid to minority interest joint venture partners (1)	(8,507)	—
Net cash used for financing activities	(87,843)	(53,294)

Effect of exchange rate changes on cash and equivalents	3,191	1,107
Change in cash, cash equivalents and restricted cash	129,499	36,458
Cash, cash equivalents and restricted cash at beginning of period	263,528	131,787
Cash, cash equivalents and restricted cash at end of period	$393,027	$168,245

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$1,569	$4,026
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/23/21	1/25/20	1/23/21	1/25/20
Sales
Wholesale segment:
Sales to external customers	$274,314	$285,418	$720,258	$815,412
Intersegment sales	76,394	79,393	197,039	220,195
Wholesale segment sales	350,708	364,811	917,297	1,035,607

Retail segment sales	165,959	167,494	419,371	458,894

Corporate and Other:
Sales to external customers	29,923	22,944	75,145	62,395
Intersegment sales	3,768	2,725	9,004	8,137
Corporate and Other sales	33,691	25,669	84,149	70,532

Eliminations	(80,162)	(82,118)	(206,043)	(228,332)
Consolidated sales	$470,196	$475,856	$1,214,774	$1,336,701

Operating Income (Loss)
Wholesale segment	$35,686	$49,046	$95,309	$112,195
Retail segment	14,707	16,383	23,173	33,272
Corporate and Other	(15,979)	(13,116)	(31,804)	(40,131)
Consolidated operating income	$34,414	$52,313	$86,678	$105,336

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Nine Months Ended
(Amounts in thousands, except per share data)	1/23/21	1/25/20	1/23/21	1/25/20
GAAP gross profit	$201,252	$199,638	$518,170	$549,739
Add back: Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	—	88	429	403
Add back: Business realignment charges	(2)	—	1,303	—
Add back: Supply chain optimization initiative	—	1,029	(50)	5,292
Non-GAAP gross profit	$201,250	$200,755	$519,852	$555,434

GAAP SG&A	$166,838	$147,325	$431,492	$444,403
Less: Purchase accounting charges - adjustment to fair value of contingent consideration and amortization of intangible assets and retention agreements	(10,257)	(1,194)	(13,736)	(3,576)
Less: Business realignment charges	—	—	(2,580)	—
Add back: Supply chain optimization initiative gain on sale	—	9,745	—	9,745
Non-GAAP SG&A	$156,581	$155,876	$415,176	$450,572

GAAP operating income	$34,414	$52,313	$86,678	$105,336
Add back: Purchase accounting charges	10,257	1,282	14,165	3,979
Add back: Business realignment charges	(2)	—	3,883	—
Add back: Supply chain optimization initiative	—	(8,716)	(50)	(4,453)
Non-GAAP operating income	$44,669	$44,879	$104,676	$104,862

GAAP income before income taxes	$40,933	$46,894	$94,472	$101,148
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	10,449	1,448	14,657	4,505
Add back: Business realignment charges	(2)	—	3,883	—
Add back: Supply chain optimization initiative charges/(gain)	—	(8,716)	(50)	(4,453)
Less: CARES Act benefit	(5,219)	—	(5,219)	—
Add back: Investment impairment	—	6,000	—	6,000
Less: Pension termination refund	—	—	—	(1,900)
Non-GAAP income before income taxes	$46,161	$45,626	$107,743	$105,300

GAAP net income attributable to La-Z-Boy Incorporated	$29,232	$34,512	$68,965	$75,174
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	10,449	1,448	14,657	4,505
Less: Tax effect of purchase accounting	(1,073)	(376)	(1,479)	(1,138)
Add back: Business realignment charges	(2)	—	3,883	—
Less: Tax effect of business realignment charges	—	—	(938)	—
Add back: Supply chain optimization initiative charges/(gain)	—	(8,716)	(50)	(4,453)
Less: Tax effect of supply chain optimization initiative	—	2,263	13	1,124
Less: CARES Act benefit	(5,219)	—	(5,219)	—
Add back: Tax effect of CARES Act benefit	1,261	—	1,261	—
Add back: Investment impairment	—	6,000	—	6,000
Less: Tax effect of investment impairment	—	(1,558)	—	(1,515)
Less: Pension termination refund	—	—	—	(1,900)
Add back: Tax effect of pension termination refund	—	—	—	480
Non-GAAP net income attributable to La-Z-Boy Incorporated	$34,648	$33,573	$81,093	$78,277

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.62	$0.74	$1.49	$1.60
Add back: Purchase accounting charges, net of tax, per share	0.20	0.02	0.27	0.07
Add back: Business realignment charges, net of tax, per share	—	—	0.07	—
Less: Supply chain optimization initiative, net of tax, per share	—	(0.14)	—	(0.07)
Less: CARES Act benefit, net of tax, per share	(0.08)	—	(0.08)	—
Add back: Investment impairment, net of tax, per share	—	0.10	—	0.10
Less: Pension termination refund, net of tax, per share	—	—	—	(0.03)
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.74	$0.72	$1.75	$1.67

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Nine Months Ended
(Amounts in thousands)	1/23/21	% of sales	1/25/20	% of sales	1/23/21	% of sales	1/25/20	% of sales
GAAP operating income (loss)
Wholesale segment	$35,686	10.2%	$49,046	13.4%	$95,309	10.4%	$112,195	10.8%
Retail segment	14,707	8.9%	16,383	9.8%	23,173	5.5%	33,272	7.3%
Corporate and Other	(15,979)	N/M	(13,116)	N/M	(31,804)	N/M	(40,131)	N/M
Consolidated GAAP operating income	$34,414	7.3%	$52,313	11.0%	$86,678	7.1%	$105,336	7.9%

Non-GAAP items affecting operating income
Wholesale segment	$56		$(8,659)		$3,286		$(4,288)
Retail segment	—		88		613		403
Corporate and Other	10,199		1,137		14,099		3,411
Consolidated Non-GAAP items affecting operating income	$10,255		$(7,434)		$17,998		$(474)

Non-GAAP operating income (loss)
Wholesale segment	$35,742	10.2%	$40,387	11.1%	$98,595	10.7%	$107,907	10.4%
Retail segment	14,707	8.9%	16,471	9.8%	23,786	5.7%	33,675	7.3%
Corporate and Other	(5,780)	N/M	(11,979)	N/M	(17,705)	N/M	(36,720)	N/M
Consolidated Non-GAAP operating income	$44,669	9.5%	$44,879	9.4%	$104,676	8.6%	$104,862	7.8%

N/M - Not Meaningful